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EXHIBIT 10.13                  Subscription Agreement

To the Board of Directors
of Lehigh Acres First National Bancshares, Inc.

         I hereby subscribe for and agree to purchase the number of shares of common stock of Lehigh Acres First National Bancshares, Inc., a Florida corporation (the "Company"), set forth opposite my signature below (the "Shares"). I have previously contributed funds to cover the start-up expenses of the Company and desire to use these funds as the purchase price for the Shares.

         I am purchasing a total of 1,500 Shares, at $10 per share, for a total of $15,000, paid through funds previously contributed to the Company. In lieu of the Company reimbursing me for these funds and in satisfaction of any liability the Company owes to me with respect to these funds, I am using these funds to purchase Shares; and

         In order to induce the Company to sell me the Shares, I represent that:

                  (a) I am a director of the Company, and I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, any applicable state securities laws, or any rule or regulation thereunder (collectively, the "Securities Laws").

                  (b) I understand that (i) the Company's sale of the Shares to me has not been registered under the Securities Laws and therefore the Shares cannot be sold, transferred, or otherwise disposed of unless such transaction is subsequently registered under the Securities Laws, or exemptions from such registrations are then available; and (ii) a legend to this effect will be placed on the certificate representing the Shares.

                  (c) I understand that in the event the Company successfully completes an initial public offering of its common stock as registered under the Securities Laws, the Company will redeem these shares from me in the offering at $10.00 per share.

                  (d) I am purchasing these shares in a private offering in connection with the formation of the Company to be a bank holding company for Lehigh Acres First National Bank.

                                              Sincerely,


                                              --------------------------
                                              Name:

Subscription Accepted and Receipt of Funds Acknowledged:

LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.

By:
    -----------------------
    Name:
    Title:

Date: June 22, 1999